EXHIBIT 23.3

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 4, 2000 on the financial statements of Computerm Corporation as of and for the year ended December 31, 1999 included in Inrange Technologies Corporation's Form S-1 registration statement and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP

Pittsburgh, Pennsylvania
September 21, 2000